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                                                                     EXHIBIT 1.1

                                  $105,000,000

                         MORTON'S RESTAURANT GROUP, INC.

                      7 1/2% SENIOR SECURED NOTES DUE 2010


                               PURCHASE AGREEMENT

                                                                   June 27, 2003

JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025

Ladies and Gentlemen:

     Morton's Restaurant Group, Inc., a Delaware corporation (the "COMPANY"), hereby agrees (this "AGREEMENT") with you as follows:

     1. ISSUANCE OF NOTES. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Jefferies & Company, Inc. (the "INITIAL PURCHASER") $105,000,000 aggregate principal amount at maturity of 7 1/2% Senior Secured Notes due 2010 (each a "NOTE" and, collectively, the "NOTES"). The Notes will be issued pursuant to an indenture (the "INDENTURE"), to be dated as of July 7, 2003, by and among the Company, the Subsidiary Guarantors party thereto (as hereinafter defined), and The Bank of New York, as trustee (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

     The Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes shall bear the legends set forth in the final offering circular, dated the date hereof (the "FINAL OFFERING CIRCULAR"). The Company has prepared a preliminary offering circular, dated June 19, 2003 (the "PRELIMINARY OFFERING CIRCULAR"), and the Final Offering Circular relating to the offer and sale of the Notes (the "OFFERING"). "OFFERING CIRCULAR" means, as of any date or time referred to in this Agreement, the most recent offering circular (whether the Preliminary Offering Circular or the Final Offering Circular, and any amendment or supplement to either such document), including exhibits and schedules thereto.

     In connection with the sale of the Notes, the Company is concurrently entering into a new revolving credit facility between the Company and Wells Fargo Foothill, Inc. (the "LENDER") which provides for a revolving loan facility in an aggregate principal amount of up to $15 million outstanding at any time (the "CREDIT AGREEMENT").

     2. TERMS OF OFFERING. The Initial Purchaser has advised the Company, and the Company understands, that the Initial Purchaser will make offers to sell (the "EXEMPT RESALES") some or all of the Notes purchased by the Initial Purchaser hereunder on the terms set forth in the Final Offering Circular, as amended or supplemented, to persons (the "SUBSEQUENT PURCHASERS") whom the Initial Purchaser (i)

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reasonably believes to be "qualified institutional buyers" as defined in Rule
144A under the Act ("QIBs"), as such Rule may be amended from time to time, (ii) reasonably believes (based upon written representations made by such persons to the Initial Purchaser) to be institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Act ("ACCREDITED INVESTORS") or (iii) reasonably believes (based upon written representations made by such persons to the Initial Purchaser) to be non-U.S. persons in reliance upon Regulation S under the Act.

     Pursuant to the Indenture, all Domestic Restricted Subsidiaries of the Company, jointly and severally, shall fully and unconditionally guarantee, to the extent provided in the Indenture, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of the Company's obligations under the Indenture, the Notes and the Collateral Agreements (each such Domestic Restricted Subsidiary being referred to herein as a "SUBSIDIARY GUARANTOR" and each such guarantee being referred to herein as a "GUARANTEE").

     Pursuant to the terms of the Collateral Agreements, all of the obligations under the Indenture, the Notes and the Guarantees will be secured by a first priority lien and security interest (except for a prior ranking lien by the Lender under the Credit Agreement and certain other Permitted Liens (as defined, and provided for, in the Indenture)) in substantially all of the assets of the Company and its Domestic Restricted Subsidiaries (other than Excluded Assets).

     Holders of the Notes (including Subsequent Purchasers) will have the registration rights set forth in the registration rights agreement applicable to the Notes (the "REGISTRATION RIGHTS AGREEMENT"), to be executed on and dated as of the Closing Date (as hereinafter defined). Pursuant to the Registration Rights Agreement, the Company will agree, among other things, to file with the Securities and Exchange Commission (the "SEC") (a) a registration statement under the Act relating to Senior Secured Notes (the "EXCHANGE NOTES") which shall be identical to the Notes (except that the Exchange Notes shall have been registered pursuant to such registration statement and will not be subject to restrictions on transfer or contain additional interest provisions) to be offered in exchange for the Notes (such offer to exchange being referred to as the "EXCHANGE OFFER"), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT") relating to the resale by certain holders of the Notes. If required under the Registration Rights Agreement, the Company will issue Exchange Notes to the Initial Purchaser (the "PRIVATE EXCHANGE NOTES"). If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances, as set forth in the Registration Rights Agreement.

     This Agreement, the Indenture, the Collateral Agreements, the Registration Rights Agreement, the Notes, the Guarantees, the Exchange Notes and the Private Exchange Notes are referred to herein as the "DOCUMENTS."

     3. PURCHASE, SALE AND DELIVERY. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Notes at a purchase price of 85.00% of the principal amount thereof. Delivery to the Initial Purchaser of and payment for the Notes shall be made at a closing (the "CLOSING") to be held at 10:00 a.m., New York time, on July 7, 2003 (the "CLOSING DATE") at the New York offices of Schulte Roth & Zabel LLP.

     The Company shall deliver to the Initial Purchaser one or more certificates representing the Notes in definitive form, registered in such names and denominations as the Initial Purchaser may request, against payment by the Initial Purchaser of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial

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Purchaser at least two business days prior to the Closing Date. The certificates representing the Notes in definitive form shall be made available to the Initial Purchaser for inspection at the New York offices of Mayer, Brown, Rowe & Maw (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than 10:00 a.m. one business day immediately preceding the Closing Date. Notes to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company ("DTC") or its designated custodian, and registered in the name of Cede & Co.

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Initial Purchaser that, as of the date hereof and as of the Closing Date:

     (a) The Preliminary Offering Circular as of its date did not, and the Final Offering Circular as of its date did not, and as of the Closing Date will not, and each supplement or amendment thereto as of its date will not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financial terms intentionally left blank) necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representation or warranty as to the information furnished in writing to the Company by the Initial Purchaser specifically for use therein. No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by this Agreement or any other Document is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of any of the Notes or the use of the Preliminary Offering Circular, the Final Offering Circular or any amendment or supplement thereto, in any jurisdiction. Each of the Preliminary Offering Circular and the Final Offering Circular, as of their respective dates contained, and the Final Offering Circular, as amended or supplemented, as of the Closing Date will contain, all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act. There are no related party transactions that would be required to be disclosed in the Final Offering Circular if the Final Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act that are not disclosed in the Final Offering Circular.

     (b) Each corporation, partnership or other entity in which the Company, directly or indirectly through any of its Subsidiaries, owns more than fifty percent (50%) of any class of Capital Stock is listed on SCHEDULE I attached hereto (the "SUBSIDIARIES").

     (c) The Company and each of its Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity, as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (B) the validity of any of the Documents or the consummation in all material respects of the transactions contemplated therein (each, a "MATERIAL ADVERSE EFFECT").

     (d) All of the issued and outstanding shares of Capital Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption "CAPITALIZATION" in the Final Offering Circular (including the footnotes and introductory language thereto) sets forth, as of its date, the stockholder's equity of the Company. All of the outstanding shares of Capital Stock of each of the Company's Subsidiaries, other than directors' qualifying shares of Foreign Subsidiaries and other

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shares of Foreign Subsidiaries subject to local ownership provisions, are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, "LIENS"), other than those imposed by the Act and the securities or "Blue Sky" laws of certain domestic or foreign jurisdictions and other applicable laws of certain foreign jurisdictions, and Liens (i) securing, prior to the consummation of the Closing, Indebtedness outstanding under the Company's Second Amended and Restated Revolving Credit and Term Loan Agreement, dated June 19, 1995, between the Company and Fleet National Bank, as amended from time to time, and (ii) constituting Permitted Liens. Except as disclosed in the Offering Circular, there are no outstanding (A) options, warrants or other rights for third parties to purchase from the Company or any of its Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of its Subsidiaries to issue to third parties or (C) other rights of third parties to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of its Subsidiaries.

     (e) No holder of securities of the Company or any of its Subsidiaries will be entitled to have such securities registered under the registration statements required to be filed by the Company and the Subsidiary Guarantors with respect to the Exchange Notes or Private Exchange Notes pursuant to the Registration Rights Agreement.

     (f) The Company and each of the Subsidiary Guarantors that are corporations have all requisite corporate power and authority, and each of the Subsidiary Guarantors that are limited partnerships or limited liability companies have all the requisite partnership or other power and authority, to execute, deliver and perform their respective obligations under the Documents to which they are a party and to consummate the transactions contemplated thereby.

     (g) This Agreement has been duly and validly authorized, executed and delivered by the Company. Each of the Indenture and the Collateral Agreements will be duly and validly authorized by the Company and the Subsidiary Guarantors as of the Closing Date. Each of the Indenture and the Collateral Agreements, when executed and delivered by the Company and the Subsidiary Guarantors, will constitute a legal, valid and binding obligation of each of the Company and Subsidiary Guarantors, enforceable against each of the Company and the Subsidiary Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

     (h) The Registration Rights Agreement will be duly and validly authorized by the Company and the Subsidiary Guarantors as of the Closing Date. The Registration Rights Agreement, when executed and delivered by the Company and the Subsidiary Guarantors, will constitute a legal, valid and binding obligation of each of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

     (i) The Notes, when issued, will be in the form contemplated by the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Notes, Exchange Notes and Private Exchange Notes will each be duly and validly authorized by the Company as of the Closing Date and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, will

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have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, the Guarantees, the Collateral Agreements and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

     (j) The Guarantees will be duly and validly authorized by the Subsidiary Guarantors as of the Closing Date and, when executed by the Subsidiary Guarantors, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Subsidiary Guarantors, entitled to the benefit of the Indenture, the Collateral Agreements, and the Registration Rights Agreement, and enforceable against the Subsidiary Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

     (k) Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation, by-laws or other organizational documents (the "CHARTER DOCUMENTS"). Neither the Company nor any of its Subsidiaries is (i) in violation of any federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, "APPLICABLE LAW") of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a "GOVERNMENTAL AUTHORITY"), or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, "APPLICABLE AGREEMENTS"), in either case other than as disclosed in the Final Offering Circular or those that have not resulted, or could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default under any Applicable Agreement or
(c) result in the imposition of any penalty or the acceleration of any indebtedness, in each case other than those that have not resulted, or could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

     (l) Neither the execution, delivery or performance of the Documents nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) (other than consents already obtained and in full force and effect) under, result in the imposition of a Lien on any assets of the Company or any of its Subsidiaries (except pursuant to the Documents and the Credit Agreement), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law, in each case other than those that have not resulted, or could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. After consummation of the Offering and transactions contemplated in the Documents, no Default or Event of Default (each, as defined in the Indenture) will exist.

     (m) When executed and delivered, the Documents will conform in all material respects to the descriptions thereof in the Final Offering Circular.

     (n) No consent, approval, authorization or order of any Governmental Authority or third party is required for the issuance and sale by the Company of the Notes to the Initial Purchaser or the consummation by the Company and the Subsidiary Guarantors of the other transactions contemplated

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hereby, except such as have been obtained (and are in full force and effect) and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchaser and such as may be required under foreign Applicable Law.

     (o) Except as disclosed in the Final Offering Circular, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, "PROCEEDINGS"), pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, that either
(i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or any of the transactions contemplated therein, or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree of any Governmental Authority that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

     (p) Each of the Company and its Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Final Offering Circular ("PERMITS"), except where the failure to obtain such Permits could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, in each case except as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Offering Circular or except where such revocation or modification could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

     (q) Each of the Company and its Subsidiaries has good and marketable title to all real property owned by it and good title to all personal property owned by it and good and marketable title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, will be free and clear of all Liens (other than Permitted Liens), in each case except as described in the Final Offering Circular and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Applicable Agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, as applicable, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as described in the Final Offering Circular and those that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

     (r) All Tax returns required to be filed by the Company and each of its Subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due from the Company and its Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied ("GAAP"). To the knowledge of the Company and its Subsidiaries there are no proposed Tax assessments against the Company or any of its Subsidiaries that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of any material Tax liability for any period not finally determined are, in the good faith belief of the Company, adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all federal, state, local and foreign taxes, and other assessments of a similar

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nature (whether imposed directly or through withholding), including, without limitation, any interest, additions to tax, or penalties applicable thereto.

     (s) Each of the Company and its Subsidiaries owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") necessary for the conduct of its businesses and, as of the Closing Date, will be free and clear of all Liens, other than Permitted Liens. No claims or notices of any potential claim have been asserted in writing against the Company or any of its Subsidiaries, or to the knowledge of the Company and any of its Subsidiaries, is threatened, by any person challenging the use of any such Intellectual Property by the Company or any such Subsidiary or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect). To the knowledge of the Company, the use of such Intellectual Property by the Company or any of its Subsidiaries does not infringe on the Intellectual Property rights of any other person.

     (t) The Company maintains a system of internal accounting controls that it reasonably believes to be sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

     (u) The audited consolidated financial statements and related notes of the Company and its Subsidiaries contained in the Final Offering Circular (the "FINANCIAL STATEMENTS") present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and the requirements of Regulation S-X of the Act. The financial data set forth under "Summary Consolidated Historical and Pro Forma Financial Data" and "Selected Consolidated Historical Financial Data" included in the Final Offering Circular have been prepared on a basis consistent with that of the Financial Statements and present fairly in all material respects the financial position and results of operations of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated. All other financial, statistical, and market and industry-related data included in the Final Offering Circular are fairly and accurately presented in all material respects and are based on or derived from sources that the Company believes to be reliable and accurate. The unaudited pro forma financial information and related notes of the Company and its consolidated Subsidiaries contained in "Unaudited Pro Forma Condensed Consolidated Financial Data" in the Final Offering Circular have been prepared in accordance with the requirements of Regulation S-X and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith.

     (v) Subsequent to the respective dates as of which information is given in the Final Offering Circular, except as disclosed in the Final Offering Circular, (i) neither the Company nor any of its Subsidiaries has incurred any liabilities, direct or contingent, that are material to the Company and its Subsidiaries, taken as a whole, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company and its Subsidiaries, taken as a whole, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise)

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of the Company and its Subsidiaries, taken as a whole (each of clauses (i), (ii)
and (iii), a "MATERIAL ADVERSE CHANGE"), since December 29, 2002. To the knowledge of the Company, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect, except as disclosed in the Final Offering Circular.

     (w) No "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any of its Subsidiaries or to any securities of the Company or any of its Subsidiaries, or (ii) has indicated to the Company that it is considering
(A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of the Company or any of its Subsidiaries or any securities of the Company or any of its Subsidiaries.

     (x) All indebtedness represented by the Notes is being incurred for proper purposes and in good faith. On the Closing Date, the Company (i) will be solvent, (ii) will have sufficient capital for carrying on its business and
(iii) will be able to pay its debts as they mature.

     (y) The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) except as disclosed in the Final Offering Circular, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company; PROVIDED, that no representation is made in this subsection with respect to the actions of the Initial Purchaser.

     (z) Without limiting any provision herein, no registration under the Act and no qualification of the Indenture under the TIA is required for the sale of the Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or Accredited Investors or non-U.S. persons and (ii) the accuracy of the Initial Purchaser's representations contained in Section 6.

     (aa) The Notes are eligible for resale pursuant to Rule 144A under the Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same class as the Notes have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof.

     (bb) Neither the Company nor any of its Affiliates or other persons acting on behalf of the Company has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, each Affiliate of the Company and each other person acting on behalf of the Company have complied with and will implement the "offering restrictions" within the meaning of such Rule 902; PROVIDED, that no representation is made in this subsection with respect to the actions of the Initial Purchaser.

     (cc) Each of the Company, its Subsidiaries, and each ERISA Affiliate has fulfilled its obligations, if any, under the minimum funding standards of
Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to each "pension plan" (as defined in

Section 3(2) of ERISA), subject to Section 302 of ERISA which the Company, its Subsidiaries, or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code (as defined below). Neither the Company or its Subsidiaries, nor any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. "ERISA AFFILIATE" means a corporation, trade or business that is, along with the Company or any of its Subsidiaries, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Internal Revenue Code of 1986, as amended (the "CODE") or Section 4001 of ERISA.

     (dd) (i) Neither the Company nor any Subsidiary Guarantor is party to or bound by any collective bargaining agreement with any labor organization; (ii) no labor strike, work stoppage, slowdown, or other material labor dispute is pending against the Company or any Subsidiary Guarantor, or, to the knowledge of the Company or any Subsidiary Guarantor, threatened against the Company or any Subsidiary Guarantor; (iii) there is no worker's compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (iv) to the knowledge of the Company and each Subsidiary Guarantor, there is no threatened or pending liability against the Company or such Subsidiary Guarantor pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN"), or any similar state or local law; (v) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending against the Company or any Subsidiary Guarantor that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vi) to the knowledge of the Company and each Subsidiary Guarantor, no employee or agent of the Company or any Subsidiary Guarantor has committed any act or omission giving rise to liability for any violation identified in subsection (iv) and (v) above, other than such acts or omissions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (vii) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreements that is contrary to the express terms of any applicable collective bargaining agreement.

     (ee) None of the transactions contemplated in the Documents or the application by the Company or any of its Subsidiaries of the proceeds of the Notes will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

     (ff) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"); and the Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Offering Circular, will not be an "investment company" as defined in the Investment Company Act.

     (gg) The Company has not engaged any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Offering or any of the transactions contemplated in the Documents, and the Company is not under any obligation to pay any broker's fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchaser).

     (hh) Each of the Company and its Subsidiaries (i) is in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental

Laws to conduct its respective businesses and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Neither the Company nor any of its Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

     (ii) Except as described in the Final Offering Circular, as of the Closing Date and immediately following the Closing, there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary's capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company (other than Permitted Liens that restrict any such transfer).

     (jj) Each certificate signed by any officer of the Company, or any Subsidiary thereof, delivered to the Initial Purchaser shall be deemed a representation and warranty by the Company or any such Subsidiary thereof (and not individually by such officer) to the Initial Purchaser with respect to the matters covered thereby.

     (kk) Each of the Company and its Restricted Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary and reasonably believed by the Company to be prudent in the businesses in which they are engaged. All policies of insurance insuring the Company or any of its Restricted Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its Restricted Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of its Restricted Subsidiaries under any such policy or instrument as to which any insurance company is denying liability under a reservation of rights clause. Neither the Company nor any such Restricted Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Restricted Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

     (ll) All information certified to by an officer of the Company in the Perfection Certificate, dated as of July 3, 2003 (the "PERFECTION CERTIFICATE") will be true and correct in all material respects as of the Closing Date.

     (mm)   (i)    Each of the Security Agreement and the Pledge Agreement
     creates a valid and enforceable security interest in favor of the Collateral Agent for the benefit of the Secured Parties in those types of Collateral (as defined in the Security Agreement) in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect in the State of New York (the "NEW YORK UCC") (such Collateral, the "ARTICLE 9 COLLATERAL").

            (ii) When Uniform Commercial Code financing statements naming each of the Company and each Domestic Restricted Subsidiary as debtor and the Collateral Agent as secured party are completed in appropriate form for filing and duly filed in the filing offices in the States identified in
     Schedule I hereto opposite the name of the Company or such Domestic Restricted Subsidiary, as the case may be, all security interests in all
     Article 9 Collateral which can be perfected under the Uniform Commercial Code as in effect in such State, by the filing of a financing statement in such State will be perfected. No further action will be required in order to perfect such security interests. To our knowledge, no mortgage, recording, registration, stamp or other similar tax or fee will be due upon the execution, delivery, recordation, filing or performance, as the case may be, of any financing statements referred to in this clause (ii), except nominal filing fees.

            (iii) Upon delivery to, and the continued possession by, Wells Fargo Foothill, Inc., as representative (as defined in Section 1-201(35) of the New York UCC) for the Secured Parties and the Lender (in such capacity, the "Control Collateral Sub-Agent"), in the State of California of the certificates evidencing all of the shares of Pledged Interests (as defined in the Pledge Agreement) described in Schedule A to the Pledge Agreement (the "Pledged Shares"), together with stock powers or other powers of transfer executed in blank and assuming the Control Collateral Sub-Agent has no notice of any adverse claim to the Pledged Shares, the Control Collateral Sub-Agent will have the status of a "protected purchaser" with respect to the Pledged Shares under (and as defined in) Section 8-303(a) of the Uniform Commercial Code as in effect in the State of California (the "CALIFORNIA UCC").

            (iv) Upon the crediting of any financial assets (as defined in the New York UCC) to a Securities Account (as defined in the Security Agreement) that is the subject of a Control Agreement that has been executed and delivered by the Company or the applicable Domestic Restricted Subsidiary, as the case may be, the securities intermediary identified therein and the Control Collateral Sub-Agent, the Control Collateral Sub-Agent for the benefit of the Secured Parties and the Lender will have "control" (as defined in Section 8-106 of the New York UCC) over such Securities Account and in the financial assets contained therein. No recordation or filing need be made, and no other action need be taken, in order to perfect the Control Collateral Sub-Agent's security interest in such Securities Account or such financial assets.

            (v) Upon the execution and delivery of each Control Agreement relating to any Deposit Account (as defined in the Security Agreement) of the Company or any Domestic Restricted Subsidiary by the Company or such Domestic Restricted Subsidiary, as the case may be, the depositary identified therein and the Control Collateral Sub-Agent, the Control Collateral Sub-Agent for the benefit of the Secured Parties and the Lender will have "control" (as defined in Section 9-104(a) of the New York UCC) over such Deposit Account and all cash, checks, drafts, notes, bills of exchange, money orders and other like instruments held therein. No recordation or filing need be made, and no other action need be taken, in order to perfect the Control Collateral Sub-Agent's security interest in such Deposit Accounts.

            (vi) Other than as described in the Final Offering Circular, as of the Closing Date and immediately following the Closing, except with respect to Permitted Liens, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any Domestic Restricted Subsidiary or any rights thereunder.

            (vii) None of the Capital Stock of any Subsidiary of the Company that is not a corporation constitutes a security as defined in Section 8-102(a)(15) of the New York UCC.

     (nn)   Each Unrestricted Subsidiary of the Company (i) is identified on
Schedule I with an asterisk next to its name and (ii) has no material assets other than assets relating to a single restaurant that at the time of determination is not operational.

     (oo) Each of the Company and each Subsidiary Guarantor is able to perform its obligations in all material respects under each Document to which it is a party.

     5. COVENANTS OF THE COMPANY. The Company, on behalf of itself and its Subsidiaries, hereby agrees:

     (a) At any time prior to the completion of the resale of the Notes by the Initial Purchaser, to (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Final Offering Circular untrue or that requires the making of any additions to or changes in the Final Offering Circular in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To (i) furnish the Initial Purchaser, without charge, as many copies of the Final Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser's reasonable request, any amendment or supplement to the Final Offering Circular that the Initial Purchaser, upon the written advice of legal counsel (a copy of which will be provided to the Company upon request), determines may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Preliminary Offering Circular and the Final Offering Circular, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

     (c) Not to amend or supplement the Final Offering Circular prior to the Closing Date unless the Initial Purchaser shall previously have been advised thereof and shall have provided its written consent thereto.

     (d) Until the Initial Purchaser shall have completed the resale of the Notes (as determined by the Initial Purchaser), (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or, upon the written advice of legal counsel (a copy of which will be provided to the Company upon request), the Initial Purchaser, it becomes necessary to amend or supplement the Final Offering Circular in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Final Offering Circular to comply with Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Final Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the Final Offering Circular will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Final Offering Circular so that the Final Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, to prepare an appropriate amendment or supplement to the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Final Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

     (e) To cooperate with the Initial Purchaser and the Initial Purchaser's counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may reasonably request and continue such qualification in effect so long as reasonably required for Exempt Resales.

     (f) Whether or not any of the Offering or the transactions contemplated under the Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incidental to and in connection with: (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Final Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation by Company counsel, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents and the Intercreditor Agreement, (C) the preparation by Company counsel, issuance and delivery of the Notes, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchaser's counsel relating to such registration or qualification) and (E) furnishing such copies of the Preliminary Offering Circular and the Final Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser, (ii) all reasonable fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all listing fees and out-of-pocket expenses in connection with the application for quotation of the Notes on the Private Offerings, Resales and Trading Automated Linkages ("PORTAL") market, (iv) all fees and expenses (including reasonable fees and expenses of Company counsel) of the Company in connection with approval of the Notes by DTC for "book-entry" transfer, (v) all fees charged by rating agencies in connection with the rating of the Notes, (vi) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and all collateral agents, (vii) all fees and expenses incurred by the Company and its counsel in connection with preparing and filing all Uniform Commercial Code financing statements necessary to perfect the liens created under the Documents and (viii) subject to the last sentence of this paragraph, all reasonable fees, disbursements and out-of-pocket expenses incurred by the Initial Purchaser in connection with its services to be rendered hereunder including, without limitation, the reasonable fees and disbursements of Mayer, Brown Rowe & Maw, counsel to the Initial Purchaser, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than in each such case solely by reason of a default by the Initial Purchaser on its obligations hereunder after all conditions hereunder (other than conditions not satisfied due to such default) have been satisfied in accordance herewith), the Company agrees, subject to the last sentence of this paragraph, to promptly reimburse the Initial Purchaser in cash upon demand for all reasonable disbursements and out-of-pocket expenses (including reasonable fees, disbursements and charges of Mayer, Brown, Rowe & Maw, counsel for the Initial Purchaser) to be paid in cash that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Notes. Notwithstanding the foregoing, (i) the maximum amount payable by the Company with respect to the fees, disbursements and expenses of the Initial Purchaser pursuant to clause (viii) of the first sentence of this paragraph and pursuant to the immediately preceding sentence shall be (A) $450,000 with respect to fees, disbursements and expenses of counsel to the Initial Purchaser and (B) $100,000 with respect to all other such fees, disbursements and expenses, and
(ii) any such reimbursement shall be subject to the prior receipt by the Company of reasonable supporting detail therefor.

     (g) To use the net proceeds of the Offering in the manner described in the Final Offering Circular under the caption "USE OF PROCEEDS."

     (h) Not to, and to ensure that no "affiliate" (as defined in Rule 501(b) of the Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or to the Subsequent Purchasers of the Notes.

     (i) For so long as any of the Notes remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Subsequent Purchasers of such Notes from such owner, the information required by Rule 144A(d)(4) under the Act.

     (j) To comply with the representation letter of the Company to DTC relating to the approval of the global Notes by DTC for "book entry" transfer.

     (k) To use its commercially reasonable efforts to effect the inclusion of the Notes in PORTAL.

     (l) For so long as any of the Notes remain outstanding, or until the second anniversary of the Closing Date, whichever is earlier, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements not available on EDGAR furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed.

     (m) Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes other than the Preliminary Offering Circular and the Final Offering Circular and any amendments and supplements to the Final Offering Circular prepared in compliance with this Agreement, or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

     (n) During the two year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other "affiliates" (as defined in Rule 144A under the Act) controlled by the Company to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries of the Company or any other "affiliates" (as defined in Rule 144A under the Act) controlled by the Company, except pursuant to an effective registration statement under the Act.

     (o) The Company shall pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Initial Purchaser.

     6. REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASER. The Initial Purchaser represents and warrants that:

     (a) It is a QIB and it will offer the Notes for resale only upon the terms and conditions set forth in this Agreement and in the Final Offering Circular.

     (b) It is not acquiring the Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction. In connection with the Exempt Resales, it will solicit offers to buy the Notes only from, and will offer and sell the Notes only to, (A) persons reasonably believed by the Initial Purchaser to be QIBs or (B) persons reasonably believed by the Initial Purchaser to be Accredited Investors or (C) persons reasonably believed by the Initial Purchaser to be non-U.S. persons referred to in Regulation S under the Act, and in connection with each such sale, it will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A, Regulation D or Regulation S, as applicable; PROVIDED, HOWEVER, that in purchasing such Notes, such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Offering Circular.

     (c) No form of general solicitation or general advertising in violation of the Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Notes to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Notes.

     (d) The Initial Purchaser will deliver to each Subsequent Purchaser of the Notes, in connection with its original distribution of the Notes, a copy of the Final Offering Circular, as amended and supplemented at the date of such delivery.

     7. CONDITIONS. The obligations of the Initial Purchaser to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions or waiver thereof by the Initial Purchaser:

     (a) All the representations and warranties of the Company and its Subsidiaries contained in this Agreement and in each of the Documents and the Perfection Certificate shall be true and correct in all material respects as of the date hereof and at the Closing Date. On or prior to the Closing Date, the Company and each other party to the Documents (other than the Initial Purchaser) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

     (b) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company, be pending or contemplated as of the Closing Date.

     (c) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Documents. No Proceeding shall be pending or, to the knowledge of the Company, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Notes, and (B) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (d) Subsequent to the respective dates as of which data and information is given in the Final Offering Circular, there shall not have been any Material Adverse Change.

     (e) The Notes shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market.

     (f) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

     (g)    The Initial Purchaser shall have received on the Closing Date:

            (i) certificates dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 4 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (b) the Company has complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date,
     (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof) no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Final Offering Circular or contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and (e) the sale of the Notes has not been enjoined (temporarily or permanently);

            (ii) a certificate, dated the Closing Date, executed by the Secretary of the Company and each Subsidiary Guarantor, certifying such matters as the Initial Purchaser may reasonably request;

            (iii) a certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Company substantially in the form previously approved by the Initial Purchaser;

            (iv) the opinion of Schulte Roth & Zabel LLP, counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser;

            (v) the opinion of Seyfarth, Shaw, Fairweather & Geraldson, counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser; and

            (vi) an opinion, dated the Closing Date, of Mayer, Brown, Rowe & Maw, counsel to the Initial Purchaser, in form satisfactory to the Initial Purchaser covering such matters as are customarily covered in such opinions.

     (h) The Initial Purchaser shall have received from KPMG LLP, independent auditors, with respect to the Company, (A) a customary comfort letter, dated the date of the Final Offering Circular, in form and substance reasonably satisfactory to the Initial Purchaser, with respect to the financial statements and certain financial information contained in the Final Offering Circular, and
(B) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that KPMG LLP reaffirms the statements made in its letter furnished pursuant to clause (A).

     (i) Each of the Documents shall have been executed and delivered by all parties thereto, and the Initial Purchaser shall have received a fully executed original of each Document.

     (j) The Initial Purchaser shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering or any transaction contemplated in the Documents.

     (k) The terms of each Document shall conform in all material respects to the description thereof in the Final Offering Circular.

     (l) On the Closing Date, the Company shall have paid or caused to have been paid in cash the reasonable fees and expenses of Mayer, Brown, Rowe & Maw, counsel to the Initial Purchaser, subject to the limitations set forth in
Section 5(f) hereof.

     (m) The Control Collateral Sub-Agent shall have received for the benefit of the Secured Parties and the Lender all of the Pledged Shares, which shares shall evidence all of the issued and outstanding Pledged Interests of each Subsidiary of each of the Company and each Domestic Restricted Subsidiary (except in the case of the Capital Stock of each such Subsidiary that is a Foreign Subsidiary, in which case, only the certificates evidencing 65% of all of the issued and outstanding Capital Stock of such Foreign Subsidiary shall have been delivered) (other than the Capital Stock of any such Subsidiary that is not a corporation), together with, in each case, undated instruments of transfer duly executed in blank.

     (n) The Collateral Agent shall have received for the benefit of the Secured Parties:

            (i) copies of Uniform Commercial Code financing statements naming each of the Company and each Domestic Restricted Subsidiary as a debtor and the Collateral Agent as the secured party in appropriate form for filing in the filing offices in the States identified in Schedule

     I hereto opposite the name of the Company or such Domestic Restricted Subsidiary, as the case may be;

            (ii) copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person (other than Permitted Liens) in any collateral described in any Collateral Agreement previously granted by any Person; and

            (iii) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company or any Domestic Restricted Subsidiary (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Agreement (other than any Uniform Commercial Code financing statement evidencing a Permitted Lien)).

     8.     INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto;

            (ii) the omission or alleged omission to state, in any Offering Circular or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

            (iii) any breach by the Company or any of its Subsidiaries of their respective representations, warranties and agreements set forth herein;

and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; PROVIDED, HOWEVER, the Company will not be liable in any such case to the extent (but only to the extent) that any such loss, claim, damage or liability is finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Circular or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 8 for any settlement of any claim or action effected without its prior written consent, which consent shall not be unreasonably withheld or delayed; and PROVIDED FURTHER, HOWEVER, that this indemnity, as to the Preliminary Offering Circular, shall not inure to the benefit of the Initial Purchaser (or any person controlling such Initial Purchaser) on account of any loss, claim, damage or liability arising from the sale of Notes to any person by such Initial Purchaser if such Initial Purchaser failed to send or give a copy of the Final Offering Circular (as the same may be supplemented or amended) to such person at or prior to the written confirmation of the sale of the Notes to such person, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such Preliminary Offering Circular was corrected in the Final Offering Circular, unless such failure resulted from noncompliance by the Company with Section 5(b).

     (b) The Initial Purchaser agrees to indemnify and hold harmless each of the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities of any kind to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Offering Circular or any amendment or supplement thereto or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company or its agents by the Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties.

     (c) As promptly as reasonably practical after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action to the extent provided for above, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel in any applicable jurisdiction) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph
(b) of this Section 8, representing the indemnified parties under such paragraph
(a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent; PROVIDED, THAT, in any case, any settlement shall be subject to paragraph (d) of this Section 8.

     (d) No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

     (e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchaser, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

     (f) The Company and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this
Section 8, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

     9. TERMINATION. The Initial Purchaser may terminate this Agreement at any time prior to the consummation of the Closing by written notice to the Company if any of the following has occurred:

     (a) since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Initial Purchaser's reasonable judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Final Offering Circular, or (ii) materially impair the investment quality of any of the Notes;

     (b)    the failure of the Company to satisfy the conditions contained in
Section 7(a) hereof on or prior to the Closing Date;

     (c) any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchaser's judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Final Offering Circular or to enforce contracts for the sale of any of the Notes;

     (d) the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchange or NASDAQ National Market;

     (e) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchaser's counsel's reasonable opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole;

     (f) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; or

     (g) the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser's opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

     10. SURVIVAL OF REPRESENTATIONS AND INDEMNITIES. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Company and the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser or the Company, as the case may be, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement.

     11. DEFAULT BY THE INITIAL PURCHASER. If the Initial Purchaser shall breach its obligations to purchase the Notes that it has agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate with respect to such Initial Purchaser without liability on the part of the Company. Nothing herein shall relieve the Initial Purchaser from liability for its default.

     12. INFORMATION SUPPLIED BY THE INITIAL PURCHASER. The statements set forth in the first and second sentence of the third paragraph and the first and second sentence of the sixth paragraph under the heading "Plan of Distribution" in the Offering Circular (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company or its Subsidiaries for the purposes of Sections 4(a) and 8 hereof.

     13.    MISCELLANEOUS.

     (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: Morton's Restaurant Group, Inc., 3333 New Hyde Park Road, New Hyde Park, New York 11042, Attention: Allen
J. Bernstein, with a copy to: Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Attention: Michael R. Littenberg, Esq., and (ii) if to the Initial Purchaser, to: Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025, Attention: Lloyd Feller, Esq., with a copy to: Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, New York 10019-5820,
Attention: Ronald S. Brody, Esq., (or in any case to such other address as the person to be notified may have requested in writing).

     (b) This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchaser and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Initial Purchaser merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Notes from the Initial Purchaser is intended to be a beneficiary of the Company's covenants contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the

Company, and each such purchaser shall have the right to take action against the Company to enforce, and obtain damages for any breach of, those covenants.

     (c) THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     (d) The Company and the Initial Purchaser hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     (e) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     (f) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (h) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, PROVIDED that the same are in writing and signed by all of the signatories hereto.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchaser.


                                       Very truly yours,

                                       MORTON'S RESTAURANT GROUP, INC.


                                       By:      /s/ Thomas J. Baldwin
                                          ---------------------------
                                           Name:  Thomas J. Baldwin
                                           Title: Executive Vice President and
                                                    Chief Financial Officer


Accepted and Agreed to:
JEFFERIES & COMPANY, INC.


By:    /s/ Andrew Booth
   --------------------
    Name:  Andrew Booth
    Title: Managing Director